UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 12, 2007 (September 10, 2007)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-13102 (Commission File Number)	36-3935116 (I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective September 10, 2007, Robert Cutlip was elected by the Board of Directors of First Industrial Realty Trust, Inc. (the “Company”) as Executive Vice President — North America. Since March 2006, Mr. Cutlip, 57, has served as the Company’s Managing Director — East Region. From September 2003 to February 2006, he served as Senior Vice President of Highwoods Properties, Inc. (NYSE: HIW), a real estate investment trust. From April 2001 to September 2003, Mr. Cutlip served as Vice President of Real Estate Operations for Progress Energy (NYSE: PGN), a diversified energy company, prior to which time, from 1999 to 2001, he served as Executive Vice President of Duke-Weeks Realty Corp. (NYSE: DRE), a real estate investment trust.
     In connection with his election as Executive Vice President — North America of the Company, Mr. Cutlip has entered into a letter agreement, dated as of September 10, 2007, with the Company, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The letter agreement provides for an annual base salary of $275,000, which may be adjusted at the discretion of the Company’s Compensation Committee, and incentive compensation consisting of a 35% override on the cumulative override payments to the Company’s North American managing directors and up to $300,000 of additional incentive compensation annually for achievement of certain goals and projects. Per the terms of the letter agreement, incentive compensation is paid 60% in cash and 40% in restricted stock. The letter agreement also provides for certain payments in connection with specified termination/change-of-control events, including, in connection with a termination without cause (whether or not in a change of control context), a payment of (i) two (2) times Mr. Cutlip’s then-applicable annual base salary, plus (ii) 70% of the average of his cash bonus for the two years prior to the year in which termination occurs. In addition, the letter agreement contains one (1) year non-compete/non-solicitation provisions. The letter agreement has a five-year term but terminates one year after a change-of-control event. The attached letter agreement supersedes Mr. Cutlip’s Separation Agreement, dated March 13, 2006, with First Industrial, L.P.
Item 7.01 Regulation FD Disclosure.
     Attached and incorporated by reference as Exhibit 99.1 is a copy of the Company’s press release dated September 12, 2007.
     The information furnished in this report under this Item 7.01, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Letter Agreement between Robert Cutlip and First Industrial Realty Trust, Inc. dated as of September 10, 2007

99.1	First Industrial Realty Trust, Inc. Press Release dated September 12, 2007 (furnished pursuant to Item 7.01).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
	Title:	Chief Accounting Officer (Principal Accounting Officer)

Date: September 12, 2007